                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2000

                               Inamed Corporation
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Delaware                        001-09741                            59-0920629
-------------------------------------------------------------------------------
(State or Other Juris-          (Commission File                  (IRS Employer
diction of Incorporation)       Number)                     Identification No.)



5540 Ekwill Street - Suite D, Santa Barbara, California             93111-2919
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number:   (805) 692-5400

                                       N/A
------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On July 31, 2000, the Registrant issued a press release announcing that it has been authorized by its Board of Directors to institute a stock repurchase program, which will initially cover up to approximately $6 million of common stock. Decisions regarding the amount and timing of repurchase will be made based on market conditions and other factors. Any shares repurchased would be held as treasury shares, and will be available for general corporate purposes (including employee stock option programs). The Registrant's press release regarding the stock repurchase program is attached hereto as Exhibit 99.1

Item 7.  Financial Statements and Exhibits.

         (a)       Financial Statements
                   Not Applicable

         (b)       Pro Forma Financial Information
                   Not Applicable

         (c)       Exhibits

                   99.1 Press Release dated July 31, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INAMED CORPORATION

Date:  August 1, 2000             By:   /s/ David E. Bamberger
                                   -----------------------------------------
                                   Name:    David E. Bamberger
                                   Title:   Senior Vice President, Secretary
                                            and General Counsel

                                       3